SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2003

HOOKER FURNITURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(276) 632-0459

ITEM 5. OTHER EVENTS

On May 28, 2003, Hooker Furniture Corporation, a Virginia corporation (the “Company”), announced that it will close its Kernersville, N.C. plant by late summer.

The 115,000-square-foot plant, the oldest and smallest of the Company’s five wood furniture production facilities, employs approximately 270 people, representing approximately 12% of the Company’s total workforce, and manufactures home theater furniture, wall units and entertainment armoires. The multi-level plant was chosen because it is the oldest building and the smallest and least flexible of all Hooker’s plants.

Hooker plans to continue producing the entertainment wall systems and armoires manufactured in the Kernersville plant by shifting production to its remaining casegoods facilities in Martinsville and Roanoke, VA and in Pleasant Garden and Maiden, N.C. The Company expects little impact on delivery schedules to dealers as a result of the plant closing, and anticipates that shipments of all domestic products will continue to be on a timely basis.

Closing the Kernersville facility is expected to reduce production costs by approximately $750,000 to $1.1 million annually, beginning in the fourth quarter of 2003. In connection with closing the plant, the Company anticipates recognizing an estimated $1.0 to $2.2 million, or $0.11 to $0.24 per share, in restructuring costs and related asset impairment charges. The Company expects to recognize substantially all of these costs in the fiscal second quarter ending May 31, 2003. The Company expects that the costs for relocating equipment and realigning production will not be material. These costs will be accounted for as operational expenses and recognized as incurred.

A copy of the Company’s press release making the announcement is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Certain statements made in this report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “would,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Those risks and uncertainties include but are not limited to the cyclical nature of the furniture industry, domestic and international competition in the furniture industry, general economic or business conditions, both domestically and internationally, fluctuations in the price of key raw materials including lumber and leather, supply disruptions or delays affecting imported products, adverse political acts or developments in the international markets from which the Company imports products, fluctuations in foreign currency exchange rates affecting the price of the Company’s imported products, and capital costs.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibit is filed as a part of this report:

99.1	Press Release dated May 28, 2003

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. GARY ARMBRISTER
R. Gary Armbrister Chief Accounting Officer

Date: May 28, 2003

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated May 28, 2003

5